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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference of our reports dated February 2, 2001, except for Note 16 to the Consolidated Financial Statements as to which the date is September 11, 2001, in the Registration Statement (Form S-8 dated October 22, 2001) pertaining to The Principal Select Savings Excess Plan, Nonqualified Defined Contribution Plan for Designated Participants, The Principal Select Savings Plan for Individual Field, and The Principal Select Savings Plan for Employees, with respect to the consolidated financial statements and schedules of Principal Financial Group, Inc. for the year ended December 31, 2000 included in Amendment No. 4 to its Registration Statement (Form S-1 No. 333-62558) and related Prospectus filed with the Securities and Exchange Commission on October 22, 2001.


                                           /s/  ERNST & YOUNG LLP

Des Moines, Iowa
October 19, 2001